Exhibit 99.2

For Immediate Release For information, call Lisa Orman, KidStuff Public Relations (608) 767-1102

Small World Kids Has New Credit Facility

Culver City, CA—(March 1, 2006) — Small World Kids, Inc. (OTCBB: SMWK), a leading designer, manufacturer, marketer and distributor of high-quality, award-winning children’s products, today announced it has a new $18.5 million credit facility with Laurus Master Fund, Ltd. The deal closed February 28, 2006 and was funded March 1.

“We’re very happy about the flexibility the new Laurus deal brings to us,” said Small World Kids CEO Debra Fine. “We believe that they will be a great partner in future fundings and acquisitions and be able to support our growth in 2006 and 2007.”

Small World Kids has secured a $16.5 million revolving credit facility and a $2 million term loan, Fine said. In addition, Laurus received warrants exercisable into shares of common stock of the company. Small World Kids has a vision for creating unique products that nurture children’s minds, bodies and spirits. The company has grown not only through its evergreen brands but has also expanded through new licenses and retail partners and through acquisition in recent years.

About Small World Kids

Small World Kids Inc., through its wholly owned subsidiary Small World Toys, develops, manufactures, markets and distributes high-quality specialty toys and educational products for children. Its sales categories include infant, preschool, early learning, imaginative and active play, represented by award-winning brand names Ryan’s Room®, Gertie Ball®, IQ Baby®, and Neurosmith®. The company also holds rights in the U.S. for specialty channel distribution for brands such as Little Tikes® and Tolo®. Small World Toys’ products are sold in over 3,000 locations — including educational channels, retail chains, Internet sites, catalogues and specialty stores. For more information, please visit www.smallworldtoys.com or call 310-645-9680.

About Laurus Master Fund, Ltd.

Laurus is a New York-based financial institution that makes direct investments in US listed small and micro cap companies. Its vision is to lead the transformation of financial resources into growing profitable businesses in the small and micro cap universe. Since inception, Laurus has funded numerous public companies across many different industries. For more information, please visit www.laurusfunds.com.

Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.